UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Inspire Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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April 26, 2006

To Our Stockholders:

You are most cordially invited to attend the 2006 Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. at 9:00 a.m., local time, on Tuesday, June 13, 2006, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547. Please contact the company by telephone at (919) 941-9777, extension 219, for more specific details regarding the venue for the meeting.

The enclosed Notice of Annual Meeting of Stockholders and proxy statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

CHRISTY L. SHAFFER, PH.D.
President and Chief Executive Officer

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2006

Dear Stockholders:

The Annual Meeting of the Stockholders of Inspire Pharmaceuticals, Inc. will be held on Tuesday, June 13, 2006, at 9:00 a.m., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547, to:

(1)	Elect two directors to serve until the Annual Meeting of the Stockholders to be held in 2009 and until their successors have been duly elected and qualified;

(2)	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

(3)	Consider and vote upon a proposal to amend and restate our Restated Certificate of Incorporation to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 60,000,000 to 100,000,000; and

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to examination by any stockholder during ordinary business hours at our executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

Joseph M. Spagnardi
Senior Vice President, General Counsel and Secretary

Durham, North Carolina

April 26, 2006

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

PROXY STATEMENT

General

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Inspire Pharmaceuticals, Inc., a Delaware corporation, for use at our 2006 Annual Meeting of Stockholders, the Annual Meeting, and at any continuation or adjournment thereof. The Annual Meeting will be held on Tuesday, June 13, 2006, at 9:00 a.m., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547.

We maintain principal executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 28, 2006. Our Annual Report for 2005, including financial statements for the year ended December 31, 2005, is being mailed to stockholders at the same time.

Stockholders Entitled To Vote

Holders of shares of our common stock of record at the close of business on April 17, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the Annual Meeting. On the record date there were [            ] shares of our common stock outstanding. Our Restated Certificate of Incorporation does not provide for cumulative voting.

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

How To Vote

If you are a stockholder of record (i.e., a stockholder who holds shares in one’s own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If your shares are held in “street name” (i.e., in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order to vote your shares.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of Inspire. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are Inspire stockholders may be householding our proxy materials. In such circumstance, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies upon written or oral request directed to Jenny Kobin, Senior Director of Investor Relations, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466; telephone (919) 941-9777. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Stockholder Proposals, Director Nominations and Other Information

To be included in our proxy statement and proxy card for the 2007 Annual Meeting of Stockholders, stockholder proposals and director nominations must be received by us on or before December 29, 2006. Proposals and nominations should be directed to the attention of Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466.

In addition, if a stockholder wishes to present a proposal or a director nomination at our 2007 Annual Meeting of Stockholders which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal or nomination between February 13, 2007 and March 15, 2007. If we do not receive timely notice of such proposal or nomination, we will retain discretionary authority to vote proxies on such proposals and nominations even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal or nomination by proxy.

Stockholder Communication with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to The Board of Directors, Inspire Pharmaceuticals, Inc., at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 or by sending an email to BoardOfDirectors@inspirepharm.com. This information is also contained on our website at www.inspirepharm.com. It is our policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting. All of the nominees and all but one of our continuing directors attended our 2005 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, two directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2009 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Alan F. Holmer and William R. Ringo, Jr.

Pursuant to our Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of an equal number of directors. There are currently six members of the Board of Directors. Class A consists of Christy L. Shaffer, Ph.D. and Richard S. Kent, M.D., whose terms will expire at the Annual Meeting of Stockholders in 2007. Class B consists of Kip A. Frey and Kenneth B. Lee, Jr., whose terms will expire at the Annual Meeting of Stockholders in 2008. Class C consists of Mr. Holmer and Mr. Ringo, whose current terms will expire at the Annual Meeting. The Corporate Governance Committee of the Board of Directors has nominated, and the Board of Directors has ratified, the nomination of Alan F. Holmer and William R. Ringo, Jr., for election at the Annual Meeting as Class C directors, whose terms will expire at the Annual Meeting of Stockholders in 2009, if elected at the Annual Meeting.

The Corporate Governance Committee will consider director candidates recommended by our stockholders. In order to be considered by the Corporate Governance Committee, a stockholder must submit, in writing, information regarding the stockholder and the recommended candidate to the Corporate Governance Committee, Attention: Chairperson, c/o Inspire Pharmaceuticals, Inc. - Secretary, 4222 Emperor Boulevard, Suite 200, Durham, NC 27703-8466. The information must be sent by registered mail or certified mail, return receipt requested, and should include at least the following information: the name, age, business address and residence address of the recommended candidate; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the stockholder and proposed candidate. The recommending stockholder should also include complete contact information with regard to him or herself, indicate the number of shares of our common stock owned by the stockholder, and indicate whether the person recommended as a candidate consents to being named in the proxy statement as a nominee for director.

The following criteria have been identified by the Corporate Governance Committee, and adopted by the Board of Directors, to guide the Corporate Governance Committee in selecting Board nominees:

1. Directors should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of Inspire;

2. The Corporate Governance Committee should generally seek current and/or former executive officers and/or directors of companies and leaders of major organizations, including scientific, government, educational and other non-profit institutions;

3. The Corporate Governance Committee should seek directors who are recognized as leaders in the fields of pharmaceuticals and biotechnology, particularly those areas of research, development and commercialization undertaken by Inspire, including those who have received awards and honors in their field;

4. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

5. Directors should generally not serve on the board of directors of more than six publicly traded companies and should have sufficient time to devote to Inspire;

6. Directors should understand the duties required of directors to the stockholders of Inspire;

7. At least two-thirds of the directors on the Board should be “independent” as defined by The Nasdaq Stock Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

8. Each director should have the ability to exercise sound, independent business judgment.

The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a stockholder. Candidates may come to the attention of the Corporate Governance Committee through current directors, stockholders or other persons. Candidates are evaluated at meetings of the Corporate Governance Committee and, subject to the timing details included above for consideration at our 2007 Annual Meeting, may be considered at any point during the year.

There is presently one vacancy amongst our Class C directors. The Corporate Governance Committee is actively considering director candidates to fill the Class C director vacancy. At the direction of the Corporate Governance Committee, we have retained a third-party consulting company, Spencer Stuart, to help identify and evaluate potential director candidates, and to present potential board candidates to the Corporate Governance Committee. When a qualified director candidate has been identified by the Board of Directors to fill the Class C director vacancy, the Board, pursuant to the Company’s Bylaws, may fill the Class C director vacancy by a vote of a majority of the directors then in office.

Set forth below is certain information about the current nominees and those members of the Board of Directors whose terms will extend beyond the Annual Meeting, including their name, age and current positions:

Name	Age	Position(s)
Kip A. Frey (1) (3)	47	Director
Alan F. Holmer (2) (3)	56	Director and Nominee
Richard S. Kent, M.D. (2) (3)	56	Director
Kenneth B. Lee, Jr. (1) (2)	58	Chairman of the Board
William R. Ringo, Jr. (1)	60	Director and Nominee
Christy L. Shaffer, Ph.D.	48	President, Chief Executive Officer and Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Corporate Governance Committee

If the enclosed proxy is properly executed and received in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board may reduce the number of directors. The Board has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

Set forth below is biographical information about each member of the Board of Directors, including a summary of their respective backgrounds and principal occupations. If elected, each nominee shall serve until the Annual Meeting of Stockholders in 2009 and until his successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Class C Nominees

Alan F. Holmer has served as a director since June 2005 and is a member of our Corporate Governance and Compensation Committees. He retired as President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America (PhRMA) in January 2005, where he spent nearly ten years leading this well-known organization that represents the interests of leading pharmaceutical and biotechnology companies. In addition to his pharmaceutical industry experience, Mr. Holmer has significant expertise in dealing with legal, international trade and governmental issues, having held various positions within the Office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. Mr. Holmer also served as a partner at the international law firm, Sidley & Austin (now Sidley Austin Brown & Wood LLP), and as an associate at Steptoe & Johnson LLP. Mr. Holmer serves on the boards of several organizations, including the Board of Trustees of the Metropolitan Washington, D.C. Chapter of the Cystic Fibrosis Foundation. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University.

William R. Ringo, Jr. has served as a director since June 2003 and is a member of our Audit Committee. Mr. Ringo has over 30 years of leadership experience in the pharmaceutical and biotechnology industry. From August 2004 until the end of March 2006, he served as the President, Chief Executive Officer and a director of Abgenix, Inc., at which time it was acquired by Amgen, Inc. He is also a founding member of Pearl Street Venture Funds, which was founded in 2000. From 1973 until his retirement in 2001, Mr. Ringo served in a variety of senior roles at Eli Lilly and Company, most recently as President of Oncology and Critical Care Products. During his tenure at Eli Lilly, Mr. Ringo also served as President of Internal Medicine Products and President of the Infectious Disease Business Unit, and held senior positions in sales, marketing and business planning. Mr. Ringo currently serves as a director of InterMune, Inc. Mr. Ringo received a B.S. in Business Administration and Management and an M.B.A. from the University of Dayton.

Continuing Directors

Kip A. Frey has served as a director since June 2002, is a member of our Audit Committee and the Chairman of our Corporate Governance Committee. Since 2001, he has been a Partner with Intersouth Partners, one of the oldest and largest venture capital firms in the southeast. Mr. Frey is also currently an adjunct professor at Duke University, where he has taught since 1998, with joint appointments from the Fuqua School of Business and Duke Law School. He served as 2001-2002 Chairman of the Council for Entrepreneurial Development in Research Triangle Park, N.C. Mr. Frey was the Vice President and General Manager of Dynamic Commerce Applications for Siebel Systems from 2000 until 2001. Between 1998 and 2000, he served as the President and Chief Executive Officer of OpenSite Technologies, Inc., a software company acquired by Siebel Systems in May 2000. Over the past five years, Mr. Frey has been the leader and architect of three of Research Triangle Park’s most notable entrepreneurial ventures, Ventana Communications Group, Accipiter, Inc. and OpenSite. He is a member of the Board of Directors of the Triangle Community Foundation, Durham Academy and several local civic and charitable organizations. In 1999, Digital South Magazine named him the Southeast’s top CEO. Mr. Frey is a Phi Beta Kappa graduate of the University of Southern California Film School and of Duke Law School.

Richard S. Kent, M.D. has served as a director since June 2004, is a member of our Corporate Governance Committee and has been the Chairman of our Compensation Committee since September 2004. Since 2002, Dr. Kent has also served as the President and Chief Executive Officer of Serenex, Inc. and served as President and Chief Executive Officer of Ardent Pharmaceuticals, Inc. from 2001 until joining Serenex. In total, Dr. Kent has more than 20 years of global pharmaceutical experience, including serving as Senior Vice President, Global Medical Affairs, and Chief Medical Officer of GlaxoSmithKline. Prior to GlaxoSmithKline, Dr. Kent held senior positions at Glaxo Wellcome Inc. and Burroughs Wellcome Co. At Glaxo Wellcome, he was Vice President, U.S. Medical Affairs and Group Medical Director, from 1998 through 2001, in addition to serving on the Board of Directors of Glaxo Wellcome and other senior level operating committees responsible for directing the development and commercialization of the company’s products. Prior to such time, at Burroughs Wellcome, he was International Director of Medical Research. Dr. Kent has supervised dozens of Investigational New Drug Applications and over 20 successful New Drug Applications (and equivalent submissions in Europe and the rest of the world) in a wide range of therapeutic areas including CNS, Antivirals, HIV, Respiratory, Gastrointestinal, Anesthesia/Critical Care, Cardiovascular, and Oncology. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his medical degree from the University of California, San Diego. He completed his medical training at Harvard (Peter Bent Brigham Hospital), Stanford University Medical Center and Duke University Medical Center, and was a member of Duke University’s medical faculty. He is board certified in both internal medicine and cardiology.

Kenneth B. Lee, Jr. has served as a director since September 2003 and as Chairman of the Board since February 2005. He is a member of our Compensation Committee, the Chairman of our Audit Committee and serves as our Audit Committee Financial Expert. He served as a member of the Corporate Governance Committee from February 2005 to June 2005 and as our Vice-Chairman of the Board from March 2004 to January 2005. Mr. Lee has over 30 years of experience with technology-based companies. He is a former Ernst & Young Partner, where he was employed for 29 years, and was instrumental in the founding and successful development of the Ernst & Young life science practice in the San Francisco Bay Area. Mr. Lee is currently a General Partner with Hatteras BioCapital, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. Prior to that, he served as President of A.M. Pappas & Associates, LLC, a venture capital concern. He serves on the boards of three other public companies: Abgenix, Inc., CV Therapeutics, Inc. and POZEN Inc. During his tenure with Ernst & Young, he co-founded the National Conference on Biotechnology Ventures, the International Strategic Partnering Conference and the Palo Alto Center for Strategic Transactions. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Christy L. Shaffer, Ph.D., has served as our Chief Executive Officer and as a director since January 1999, and as our President since June 2005. Dr. Shaffer also served as our President from January 1999 to June 2002. Dr. Shaffer joined us in June 1995 as our first full-time employee, Director, Clinical Operations. She was promoted to Senior

Director, Development in June 1996 and to Vice President, Development and Chief Operating Officer in January 1998. Dr. Shaffer has over 15 years of experience in drug development within the pharmaceutical industry. She previously served in a variety of positions in the clinical research division of Burroughs Wellcome Co. including International Project Leader for cardiopulmonary programs. She served as the Associate Director of pulmonary research in the department of pulmonary/critical care medicine at Burroughs Wellcome immediately prior to joining Inspire in June 1995. Dr. Shaffer coordinated several IND submissions and one NDA submission at Burroughs Wellcome. Dr. Shaffer received a Ph.D. in pharmacology from the University of Tennessee and completed two years of postdoctoral training in cardiovascular research in the Biochemistry Department at the Chicago Medical School before her one-year postdoctoral appointment at the University of North Carolina at Chapel Hill.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

DIRECTOR COMPENSATION

In March 2004, the Board of Directors amended and restated our Director Compensation Policy for non-employee directors. All cash compensation provisions of such policy were effective as of April 1, 2004 and all stock option grant provisions were effective as of June 10, 2004, the date of our 2004 Annual Meeting of Stockholders. Under this policy, all non-employee directors are entitled to receive: (i) $25,000 annually; (ii) a stock option grant in the amount of 20,000 shares upon election to a three-year term which will vest as follows: 10,000 shares in year one (1/12th per month), 5,000 shares in year two (1/12th per month) and 5,000 shares in year three (1/12th per month); and (iii) a stock option grant in the amount of 10,000 shares will be granted to each director serving as such at the time of each annual meeting to vest 1/12th per month. Each director who serves on the Audit Committee also receives the following compensation with respect to such committee: (i) $10,000 annually; and (ii) a stock option grant in the amount of 4,000 shares to vest at the rate of 1/12th per month. Each non-employee director who serves on the Compensation Committee or the Corporate Governance Committee also receives the following compensation with respect to each such committee: (i) $5,000 annually; and (ii) a stock option grant in the amount of 2,000 shares to vest at the rate of 1/12th per month.

In addition to the amounts set forth above, the Chairman of the Board receives: (i) $25,000 annually to cover general availability for consultations and communications with Inspire’s senior management, and to work closely with the Chief Executive Officer of the company on key matters affecting the company; and (ii) a stock option grant in the amount of 4,000 shares to vest at the rate of 1/12th per month. Finally, any director who serves as the Vice-Chairman of the Board receives: (i) $5,000 annually to cover general availability for consultations and communications with Inspire’s senior management, and to work closely with the Chairman of the Board and Chief Executive Officer of the company on key matters affecting the company; and (ii) a stock option grant in the amount of 2,000 shares to vest at the rate of 1/12th per month. Presently, we do not have a director who serves as Vice-Chairman of the Board.

In September 2004, the Board of Directors further amended and restated our Director Compensation Policy to include cash compensation of $3,500 per day for any member of the Board of Directors who attends and participates in Inspire’s Science Day. Payments were made for one such Science Day in 2004. No Science Days were held during 2005.

In accordance with the Director Compensation Policy: (i) in February 2005, we granted options to purchase an aggregate of 2,001 shares, with an exercise price of $8.43 per share, to Mr. Lee, who was elected to fill the remainder of a term as Chairman of the Board and as a member of the Corporate Governance Committee; and (ii) in June 2005, we granted options to purchase (a) 20,000 shares to all newly elected directors; (b) 10,000 shares to each director serving at the time of such annual meeting; (c) 4,000 shares to each director serving on the Audit Committee; (d) 2,000 shares to each director serving on the Compensation Committee and/or the Corporate Governance Committee; and (e) 4,000 shares to the Chairman of the Board. Also in June 2005, Mr. Holmer was elected by the Board, pursuant to the Company’s Bylaws, to fill the remaining one year of a three-year term on the Board and was appointed as a member of the Compensation Committee and the Corporate Governance Committee. At such time, we granted him options to purchase an aggregate of 14,000 shares in accordance with the Director Compensation Policy. The June 2005 options have an exercise price of $6.92 per share.

All option grants made pursuant to the Director Compensation Policy cease to vest if the director resigns from the Board, or the applicable committee or position or otherwise ceases to serve, unless the Board determines that the circumstances warrant continuation of vesting. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings and for one conference or seminar per calendar year which relates to their performance on the Board. On December 9, 2005, the Board of Directors approved the acceleration of all unvested stock options with an exercise price of $9.42 per share or higher, including outstanding stock options held by directors.

MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2005, there were fifteen meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board and any committee or committees on which he or she served, during the period of time that such director served on such committee or committees. The Board has established an Audit Committee, a Corporate Governance Committee and a Compensation Committee.

The Audit Committee currently consists of Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo. Messrs. Lee, Frey and Ringo are “independent” as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by the Board. The Board of Directors has also determined that Mr. Lee is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission. Pursuant to guidelines established by a written charter adopted by the Board in March 2004, a copy of which is located on our website at www.inspirepharm.com, the Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is consistent application of generally accepted accounting principles, and that there is compliance with management’s policies and procedures. The Board has also adopted a Code of Ethics and Conduct Relating to Financial Affairs which is located on our website at www.inspirepharm.com. In performing these functions, the Audit Committee meets periodically with the independent registered public accounting firm (including meeting in an executive session without management present) and management to review their work and confirm that they are properly discharging their respective responsibilities. The Audit Committee met six times during 2005. The Audit Committee Report is included below.

The Corporate Governance Committee currently consists of Mr. Frey, as chairperson, Mr. Holmer and Dr. Kent, all of whom are “independent” as defined by the current rules under listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by the Board. The Corporate Governance Committee identifies individuals qualified to become members of the Board, reviews the qualifications of candidates and selects the director nominees for each annual meeting of stockholders. The Corporate Governance Committee also develops and recommends to the Board corporate governance principles, plans for and assists in the transitioning of directors on to and off of the Board, provides a review function for members of the Board, helps prepare for management succession, and leads the Board in complying with its corporate governance principles. A copy of the Corporate Governance Committee Charter is located on our website at www.inspirepharm.com. The Corporate Governance Committee met five times during 2005.

The Compensation Committee currently consists of Dr. Kent, as chairperson, Mr. Holmer and Mr. Lee. The Compensation Committee considers compensation of our executive officers and directors and considers, reviews and approves issues and matters concerning the compensation of directors and employees and the objectives and policies instituted by the Board of Directors. The Compensation Committee met five times in 2005. The Compensation Committee Report is included below.

AUDIT AND OTHER FEES

Our independent registered public accounting firm during the fiscal year ended December 31, 2005 and 2004 was PricewaterhouseCoopers LLP. The fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit fees	$145,000	$247,000
Audit-related fees	20,500	—
Tax fees	50,500	36,500
Other fees and services	1,500	1,500

Total fees and services	$217,500	$285,000

Audit Fees

The fees for audit services by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 were $145,000 and $247,000, respectively. These fees relate to services rendered for the audit of our annual financial statements, review of the quarterly financial statements, assistance with and review of documents filed with the Securities and Exchange Commission, and Sarbanes-Oxley Section 404 attestations. For the year ended December 31, 2004, such fees included $69,500 related to services rendered in connection with our Form S-3 filings with the Securities and Exchange Commission.

Audit-Related Fees

The fees for audit-related services by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 were $20,500 and none, respectively. These fees relate to services rendered in connection with agreed-upon procedure audits of our corporate partners.

Tax Fees

The fees for tax services by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 were $50,500 and $36,500, respectively. These fees related to recurring and non-recurring tax services.

All Other Fees

The fees for other services by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 were $1,500 and $1,500, respectively. These fees were paid for online access to a database service.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services to be provided by PricewaterhouseCoopers LLP, including all of the services discussed above, and considers whether any nonaudit services would be of a size or nature that would impair the independence of PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission, for inclusion in this proxy statement.

The Audit Committee of the Board of Directors, which consists of Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo, reviews the results and scope of the annual audit and the services provided by PricewaterhouseCoopers LLP, Inspire’s independent registered public accounting firm and performs such additional functions as are set forth in a written charter adopted by the Board of Directors, a copy of which is located on our website at www.inspirepharm.com. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with Inspire’s management the audited financial statements for the fiscal year ended December 31, 2005;

•	Reviewed and discussed the results of the internal audit plan for the year ended December 31, 2005;

•	Reviewed and discussed with management and PricewaterhouseCoopers LLP the evaluation of Inspire’s design and functioning of its internal control over financial reporting, including the required Section 404 testing undertaken by PricewaterhouseCoopers LLP with respect to Inspire’s internal control over financial reporting;

•	Held separate executive sessions with PricewaterhouseCoopers LLP and Inspire’s management;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee also recommends that Inspire’s stockholders ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006.

Respectfully submitted,

Audit Committee

Kenneth B. Lee, Jr.

Kip A. Frey

William R. Ringo, Jr.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy and Overview

The Compensation Committee of the Company consists of Richard S. Kent, M.D., Alan F. Holmer and Kenneth B. Lee, Jr., all of whom are independent directors of the Company. Dr. Kent serves as the chairperson for the Committee. The Committee oversees and approves all compensation and benefit arrangements for executive officers and independent directors, and administers the Amended and Restated 1995 Stock Plan and the 2005 Equity Compensation Plan. During 2005, the Committee retained the services of Frederic W. Cook & Co., an independent compensation consulting firm, to provide advice and guidance with respect to major compensation decisions.

Inspire operates in a highly challenging environment and believes key management talent is required to optimize stockholder value. The Committee believes compensation is a major component of Inspire’s ability to attract, motivate and retain key talent. However, such compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis. As a result, the Committee believes the total compensation program for executive officers should consist of base salaries, annual cash bonuses and equity compensation.

The Committee considers market data from a variety of sources, including the Radford Biotechnology Survey and a comparative group of 20 publicly-traded companies which were selected based upon various factors, including industry, number of employees, number and type of commercialized products, depth of drug development pipeline, annual spending on research and development activities, and market capitalization. During 2005, the group consisted of the following companies: Adolor Corp., Atherogenics Inc., BioMarin Pharmaceutical Inc., Cell Therapeutics Inc., Connetics Corporation, CV Therapeutics Inc., Durect Corp., Enzon Pharmaceuticals Inc., Icagen Inc., Immunomedics Inc., InterMune Inc., Neurocrine Biosciences Inc., NPS Pharmaceuticals Inc., Onyx Pharmaceuticals Inc., OSI Pharmaceuticals Inc., Pozen, Inc., Regeneron Pharmaceuticals Inc., Salix Pharmaceuticals Ltd., Trimeris Inc. and United Therapeutics Corp. The Committee relies on management and its independent compensation consultant to provide appropriate market data and analyses. While their input and counsel are carefully considered, final decisions are made by the members of the Committee.

The following describes in more detail the elements of compensation that are currently a part of the Committee’s policies.

Base Salaries

The Committee reviews base salary amounts annually and approves adjustments to ensure that Inspire executives are positioned at approximately the competitive median. While base salaries are not primarily performance-based, it is important for Inspire to provide adequate fixed compensation to executives working in a highly volatile and competitive industry.

Annual Cash Bonuses

Annual cash bonuses are utilized to drive the achievement of short-term financial and non-financial goals that are intended to help create long-term value for the Company. Bonuses are awarded within competitive ranges, which are established by the Committee. The Committee reviews and approves corporate goals at the beginning of the year and determines final bonus amounts for each executive at the beginning of the next year based on assessment of the Company’s performance toward achievement of goals and the individual contributions made to the overall success and achievements of the Company.

For 2005, the Committee considered numerous factors in assessing overall performance, including the results of its commercial operations, progress in its development programs and the financial condition of the Company. Each executive was assigned a bonus opportunity range, which is expressed as a percentage of salary.

Following its review of the 2005 performance of the Company, the Committee approved an overall bonus pool equivalent to 45% of the aggregate bonus opportunities. For our chief executive officer and each our four most highly compensated executive officers, bonus opportunities and actual bonuses as a percentage of salary are shown in the table below:

Name	Bonus Opportunity as % of Salary	Actual Bonus as % of Salary
Christy L. Shaffer	60%	27%
Barry G. Pea	50%	20%
Mary B. Bennett	50%	24%
Joseph K. Schachle	40%	23%
Donald J. Kellerman	40%	16%

Equity Compensation

The Committee strongly believes that equity compensation should be a primary component of its executive compensation program. During 2005, stockholders approved the 2005 Equity Compensation Plan, which provided additional shares and permitted the flexibility to administer various grant types, thus allowing the Committee to provide market competitive awards for each of the executives.

In determining the form and amount of equity compensation for 2005, the Committee reviewed competitive data prepared by its independent compensation consultant. It also reviewed the current carried interest holdings of each executive in determining whether any individual warranted adjustments that would differ from the competitive median amounts. For all executives other than the chief executive officer, the Committee also considered the recommendations by the chief executive officer based on her subjective assessment of their performance.

In 2005, the Committee approved the use of stock options with 4-year vesting schedules. The vesting schedules were approved by the Committee at the time of each grant of options to executive officers. Furthermore, each such option has a 7-year term, which is the maximum term established by the Company’s 2005 Equity Compensation Plan. The maximum option term under the Amended and Restated 1995 Stock Plan was 10 years. It is believed that the reduction in option term from 10 years to seven years would result in reduced expense through greater alignment with expected terms without materially reducing the perceived value to the recipients.

On July 13, 2005, our chief executive officer and each our four most highly compensated executive officers received the following stock option grants, with an exercise price of $9.42 per share, the fair market value of our common stock on the date of grant.

Name	Number of Securities Underlying Options Granted	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term*
		5%	10%
Christy L. Shaffer	90,000	$345,140	$804,322
Barry G. Pea	65,000	$249,268	$580,899
Mary B. Bennett	60,000	$230,093	$536,215
Joseph K. Schachle	30,000	$115,047	$268,107
Donald J. Kellerman	28,500	$109,294	$254,702

*	The potential realizable value is calculated based on the fair market value of our common stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the Securities and Exchange Commission. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

On December 9, 2005, the Board of Directors, upon the recommendation of the Committee, approved the acceleration of all unvested stock options with an exercise price of $9.42 per share or higher, including outstanding stock options held by the executive officers named in this report. The closing price of our common stock on The NASDAQ Stock Market on December 8, 2005 was $5.04. The decision to accelerate these options was made primarily to reduce compensation expense that would be expected to be recorded in future periods following adoption of SFAS No. 123(R). In addition, the Committee and the Board of Directors determined that because these options had exercise prices well in excess of the current market value, they were not fully achieving their original objectives of incentive compensation and employee retention.

The Committee believes equity compensation should remain a primary component of executive compensation moving forward. A review is currently underway of alternative strategies which might address the potential inefficiencies of traditional stock options while retaining their underlying economic characteristics. This may result in the use of non-traditional stock options, restricted stock or performance-vesting shares, as well as revised granting practices.

Change in Control Agreements

In 2004, Inspire and each executive officer of the Company entered into a Change in Control (“CIC”) agreement, which was amended and restated in 2005. The CIC agreements provide for payment of severance and benefits in the event that a CIC occurs and the executive’s employment is terminated, as defined in the agreement. These agreements were put in place to encourage retention and to ensure continued dedication and attention of executives to their assigned duties without distraction in the face of a potential CIC.

Each executive is assigned a multiple of lump sum cash severance, which is defined as the sum of: (1) the highest base salary rate during the three completed fiscal years preceding the CIC, and (2) the higher of (a) the highest actual bonus paid during the preceding three completed fiscal years immediately prior to (i) the date of termination or (ii) the CIC or (b) maximum bonus opportunity range for the officer immediately prior to date of termination, plus up to an equivalent number of years of health and welfare benefits continuation.

Name	Severance Multiple
Christy L. Shaffer	3.0
Barry G. Pea	2.5
Mary B. Bennett	2.5
Joseph K. Schachle	2.0
Donald J. Kellerman	2.0

Benefits & Perquisites

All of the executive officers have standard benefit arrangements that are offered to other full-time, exempt employees of Inspire. Further, there are no special perquisites offered to any executive officers.

Tally Sheets

During 2005, the Committee reviewed the total compensation and benefits of each executive as calculated in “tally sheets” prepared by management. These forms allowed the Committee to understand both aggregate direct compensation as well as contingent compensation, i.e., severance payments upon termination following a CIC. It is the intent of the Committee to continue utilizing tally sheets each year when assessing the appropriateness and effectiveness of the executive compensation program.

Chief Executive Officer Compensation

Compensation for Dr. Christy L. Shaffer as President and Chief Executive Officer was determined by the Committee without Dr. Shaffer’s participation, in accordance with the same criteria and process as described above. Dr. Shaffer participates in the same compensation arrangements available to the other executive officers. Accordingly, her compensation includes an annual base salary, a potential cash bonus, and stock option grants.

Dr. Shaffer’s compensation for the year ended December 31, 2005 included $414,667 in base salary, a cash bonus of $112,320, and a stock option to purchase 90,000 shares of common stock at an exercise price of $9.42 per share. In determining Dr. Shaffer’s base salary in 2005, the Committee reviewed the base salary in relation to (i) information contained in the Radford Biotechnology Survey, and (ii) the salaries of the chief executive officers in the comparative group of companies identified above. Dr. Shaffer’s maximum bonus opportunity in 2005 was equal to 60% of her base salary and her actual bonus was equal to 27% of her base salary for the year. In the course of determining Dr. Shaffer’s cash bonus, the Committee considered various factors, including her performance against key corporate goals and initiatives including:

•	progress in the clinical program for diquafosol tetrasodium;

•	the status of the development of INS37217 Respiratory;

•	progress in the clinical program for INS50589 Antiplatelet;

•	the achievement of revenue goals for Elestat®; and

•	progress in business development efforts.

As with the other executive officers, Dr. Shaffer’s stock option grants were based on a review of competitive data prepared by an independent compensation consultant in relation to her role and her comparative holdings. The Committee believes her overall compensation and benefits are within market competitive ranges and provide for significant incentive to create long-term value for Company stockholders.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income deduction to public companies for certain compensation over $1,000,000 paid to a company’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee intends to review the potential effects of Section 162(m) periodically and intends to structure its stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the Committee believes that such structure would not be in the best interests of Inspire or its stockholders.

Respectfully submitted,

Compensation Committee

Richard S. Kent, M.D.

Alan F. Holmer

Kenneth B. Lee, Jr.

Information Regarding Plans and Other Arrangements Not Subject to Stockholder Action

The following table sets forth certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2005.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	5,556,577	$11.38	2,464,669
Equity compensation plans not approved by security holders	0	0	0

Total	5,556,577	$11.38	2,464,669

RELATIVE STOCK PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our common stock to the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Stock Index for the period commencing December 31, 2000 and ended December 31, 2005:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG INSPIRE PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

AND THE NASDAQ BIOTECHNOLOGY INDEX

	Cumulative Return Total
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
INSPIRE PHARMACEUTICALS, INC.	$100.00	$54.06	$35.84	$54.29	$64.35	$19.49
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ BIOTECHNOLOGY	100.00	80.72	44.83	62.82	65.43	83.51

The graph assumes $100 was invested on December 31, 2000, in our common stock, and each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006. Stockholder ratification of the appointment is not required by our Restated Certificate of Incorporation, Bylaws or otherwise, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The stockholders are being asked to approve an amendment to our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) to increase the number of authorized shares of our common stock, $0.001 par value per share (the “Common Stock”) from 60,000,000 to 100,000,000. On April 7, 2006, the Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the 2006 Annual Meeting.

The Board determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board currently intends to file, with the Secretary of State of the State of Delaware, an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) reflecting such amendment as soon as practicable following stockholder approval. The following summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, which is attached as Appendix A to this Proxy Statement.

Our Restated Certificate of Incorporation currently authorizes the issuance of up to 62,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. An increase in the number of authorized shares of our Common Stock to 100,000,000 shares will increase our total capitalization to 102,000,000 shares, which includes our previously authorized 2,000,000 shares of preferred stock.

Of the 60,000,000 shares of Common Stock currently authorized, as of the close of business on March 31, 2006, there were 42,216,307 shares issued and outstanding.

From inception, we have funded our operations primarily through the issuance of common stock, securities convertible into common stock, and through collaboration agreements with larger pharmaceutical companies and other organizations. We will continue to need future funding from time-to-time. Furthermore, we continue to seek additional corporate alliances, which could include alliances to fund the advanced development of our product candidates. We are also potentially interested in in-licensing technology and product candidates. Corporate partnerships often involve the possibility of an equity investment.

The Board of Directors believes that the proposed increase in the number of shares of Common Stock is important to facilitate our efforts to raise additional capital to fund our research and development, to expand our commercial operations and to allow for greater flexibility in entering into additional corporate alliances. The Board has proposed this increase in authorized shares of Common Stock to ensure that we have sufficient shares of Common Stock available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate and other partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. In particular, we believe that in order to fully commercialize our product candidates and technologies, we will need additional funding in the future. This funding may be obtained through, among other alternatives, public or private issuance of equity or equity-linked debt. In order to be positioned timely to take full advantage of market and other conditions suitable for equity related financings, the Board of Directors believes that we should increase the number of our authorized shares of Common Stock.

As of the date of this Proxy Statement, we have not made a determination to issue additional equity in the near future, but we intend to evaluate available alternatives for long-term funding from time-to-time in order to fully exploit our products, product candidates and technologies. Any decision to issue equity, including any equity authorized by the proposed increase in authorized shares of Common Stock, will depend on, among other things, our evaluation of our funding needs, developments in the testing and commercialization of our products, product candidates and technologies, current and expected future market conditions and other factors.

As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by the Board of Directors without further vote of our stockholders except as may be required in particular cases by our Restated Certificate of Incorporation, applicable law, regulatory agencies or the rules of the Nasdaq Stock Exchange. Under our Restated Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company. In addition, if we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of Common Stock.

The proposed amendment to the Restated Certificate of Incorporation could, under certain circumstances, have an anti-takeover effect. The proposed increase in the number of authorized shares of Common Stock may discourage or make it more difficult to effect a change in control of the Company. For example, we could issue additional shares to dilute the stock ownership or voting power of persons seeking to gain control of the Company. However, it is not currently our intention, nor the intention of our Board of Directors, to utilize the increased number of authorized shares for such purposes.

If approved, the amendment would amend and restate Section 1.1 of Article Fourth of the Certificate of Incorporation, as follows: “Section 1.1 Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue will be One Hundred Two Million (102,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and Two Million (2,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).”

The Amended and Restated Certificate of Incorporation, which contains the above amendment, is attached to this Proxy Statement as Appendix A. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age and position of each person who is currently serving as an executive officer and who is not currently a director, is listed below, followed by a summary of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Age	Position
Mary B. Bennett	48	Executive Vice President, Operations and Communications
R. Kim Brazzell, Ph.D.	53	Senior Vice President, Ophthalmic Research and Development
Donald J. Kellerman, Pharm.D.	51	Senior Vice President, Development
Joseph K. Schachle	41	Senior Vice President, Marketing and Sales
Joseph M. Spagnardi	43	Senior Vice President, General Counsel and Secretary
Thomas R. Staab, II	38	Chief Financial Officer and Treasurer
Benjamin R. Yerxa, Ph.D.	40	Chief, Scientific Operations and Alliances

Mary B. Bennett has served as our Executive Vice President, Operations and Communications since December 2004. Prior to that, Ms. Bennett served as Senior Vice President, Operations and Communications from June 2003 until December 2004, and as Vice President, Operations and Communications from March 2001 until June 2003. As Executive Vice President, Operations and Communications, she manages a variety of areas for Inspire; including Human Resources, Communications, Investor Relations and Operations. Ms. Bennett came to Inspire from Glaxo Wellcome Inc., where she served as Worldwide Director for R&D Human Resources Effectiveness, Planning and Communication. Prior to her role in Human Resources, Ms. Bennett held various roles during her 13 years at Glaxo Wellcome, including Worldwide Director for R&D Communications, Director of R&D Operations and Department Head of Comparative Medicine. She also led R&D Communications for major company redesign initiatives, and for the Glaxo Wellcome merger with SmithKline Beecham in 2000. Ms. Bennett holds a B.A. in Behavioral Science from National Louis University and an M.B.A. from Duke University.

R. Kim Brazzell, Ph.D. has served as our as Senior Vice President of Ophthlamic Research and Development (R&D) since August 2004. In this capacity, he oversees various aspects of preclinical and clinical R&D, provides strategic direction and expertise to project teams, assists the marketing and sales team in Phase 4 clinical trials and marketing plans and activities, and serves an important external role in further developing Inspire’s presence and depth in ophthalmology. Dr. Brazzell has 20 years of experience in the ophthalmic pharmaceutical industry. Prior to joining Inspire, he served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics from 2000 until 2004. He has extensive experience in the discovery and development of multiple successful ophthalmic products including Visudyne®, Zaditor®, Rescula® and Betoptic S®. In addition to managing the global clinical R&D group for Novartis Ophthalmics, Dr. Brazzell built and managed the U.S.-based R&D group for Ciba Vision Ophthalmics in Duluth, Georgia, while serving as their Vice-President, R&D, and served as Associate Director, R&D at Alcon Laboratories in Fort Worth, Texas. Dr. Brazzell also has expertise in pharmacokinetics and biopharmaceutics and held positions directing groups in these areas at Alcon Laboratories and Hoffmann-La Roche, where he managed activities across several therapeutic areas including cardiovascular, pulmonary and ophthalmology. Dr. Brazzell received a B.S in Pharmacy and Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Donald J. Kellerman, Pharm.D. has served as our Senior Vice President, Development since May 2000. In this capacity, he is responsible for the clinical and regulatory affairs aspects of our development programs. Dr. Kellerman joined us in July 1999 as Vice President, Development. Prior to joining Inspire, Dr. Kellerman spent over 10 years with Glaxo Wellcome Inc. from August 1997 to July 1999 and from April 1988 to August 1996, where he was director of various groups, including International OTC, United States Infectious Diseases, and the Inhaled Corticosteroid Group. He was clinical project leader for Flovent® from the first United States clinical studies in 1989 to approval in 1996. From September 1996 to August 1997, he was Vice President of Clinical Research at Sepracor, Inc., where he was project leader for the Xopenex® NDA team. Before Glaxo Wellcome, Dr. Kellerman worked at E.R. Squibb and Sons, Inc. and Ciba-Geigy Corporation on several cardiovascular products. Dr. Kellerman holds a Doctor of Pharmacy and Bachelor of Science degree from the University of Minnesota.

Joseph K. Schachle has served as our Senior Vice President, Marketing and Sales since January 2004 and as Vice President, Marketing and Sales from January 2003 until January 2004. In this capacity, he is responsible for establishing a high-value marketing and sales infrastructure in North America to co-promote Restasis®, promote Elestat® and to commercialize potential products from our pipeline. Mr. Schachle has over 15 years experience in pharmaceutical marketing and sales, and has had responsibility for the successful launch of major new products including the marketing of GlaxoSmithKline’s Advair®. His experience includes marketing and sales positions of significant responsibility at The Upjohn Company, GlaxoSmithKline, Inspire and MedImmune, Inc. Prior to joining Inspire, he most recently served as Director of Marketing for infectious disease products at MedImmune from April 2002 until January 2003, where he was responsible for strategic brand management and promotion of Synagis® and Cytogam®. From June 1998 until April 2001, Mr. Schachle was Director, Marketing for GlaxoSmithKline. Mr. Schachle originally joined Inspire in April 2001 as Vice President, Marketing and Sales. Mr. Schachle holds a B.B.A. in Marketing from James Madison University and an M.B.A. from Old Dominion University.

Joseph M. Spagnardi joined Inspire in May 2005 as our Vice President and Deputy General Counsel, and was promoted to Senior Vice President, General Counsel and Secretary in March 2006. Prior to joining Inspire, Mr. Spagnardi spent over ten years, from August 1994 to May 2005, at GlaxoSmithKline (and its predecessor GlaxoWellcome), most recently as Assistant General Counsel for R&D Business Development Transactions, where he structured and negotiated strategic transactions relating to the development and commercialization of pharmaceutical products, development compounds and novel research technologies. Mr. Spagnardi began his career at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman), where his practice focused on multi-national transactions in the M&A and Securities area. Mr. Spagnardi received a J.D. with Honors from the University of North Carolina School of Law and a B.S. in Business Administration cum laude from the University of Delaware.

Thomas R. Staab, II has served as our Chief Financial Officer and Treasurer since May 2003. Previously, he held senior financial positions with Triangle Pharmaceuticals, Inc., a biotechnology company listed on the NASDAQ national exchange prior to it being acquired by Gilead Sciences, Inc. in 2003. These positions included Vice President and Treasurer, from August 2000 until May 2003, and Acting Chief Financial Officer, from July 2002 until May 2003. His experience includes equity financing, strategic alliances, mergers and acquisitions, drug commercialization, SEC reporting, treasury management and investor relations. Before joining Triangle, Mr. Staab was a manager with PricewaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in the biotechnology, pharmaceutical, pulp and paper, and communications industries. He currently serves on the Board of the North Carolina Biosciences Organization and is a member of its audit committee. Mr. Staab is a Certified Public Accountant and received a B.S. in Business Administration and a Masters of Accounting from the University of North Carolina at Chapel Hill.

Benjamin R. Yerxa, Ph.D. has served as our Chief, Scientific Operations and Alliances since December 2005. Prior to that, he held the position of Senior Vice President, Discovery since March 2003. Dr. Yerxa joined Inspire in August 1995 and has held several positions, including Vice President, Discovery and Senior Director of Preclinical Programs. Dr. Yerxa created a novel strategic opportunity for Inspire by developing the concept of ophthalmic uses for Inspire’s core P2Y2 technology. As a Senior Research Chemist his work focused on designing and synthesizing novel P2Y receptor agonists, such as diquafosol. While in chemistry, he was the preclinical project leader for diquafosol. In 2004, Dr. Yerxa received the Southeastern Region American Chemical Society (ACS) Industrial Innovation Award for discoveries related to his work with P2Y2 receptors. Dr. Yerxa received the Triangle Business Journal’s “40 under 40” award, recognizing his contributions in business and leadership. He was also a finalist for Ernst & Young’s Entrepreneur of the Year in NC 2003. Prior to joining Inspire, Dr. Yerxa was a Research Scientist at Burroughs Wellcome. Dr. Yerxa also worked at Biophysica, Inc. where he synthesized radiocontrast agents. He developed scale-up procedures for the industrial production of Oxilan, a marketed imaging product. Dr. Yerxa received a B.A. in Chemistry from the University of California, San Diego, and a Ph.D. in Organic Chemistry from the University of California, Irvine.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, the annual and long-term compensation we paid to our chief executive officer and our four most highly compensated executive officers who were serving at December 31, 2005 (collectively, the “named executive officers”). Following the rules of the Securities and Exchange Commission, the compensation described in the table does not include medical, group life insurance and other benefits which are available generally to all of our salaried employees.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation				Long Term Compensation	Other Compensation ($)
Name and Principal Position(s)		Salary ($)		Bonus ($)		Shares Underlying Options (#)
Christy L. Shaffer, Ph.D. President, Chief Executive Officer and Director	2005 2004 2003	$ $ $	414,667 383,333 283,633	$ $ $	112,320 204,000 220,000	90,000 70,000 35,000		$370 — —	[1]

Barry G. Pea [2] Executive Vice President, Corporate Development, General Counsel and Secretary	2005 2004	$ $	311,000 68,077	$ $	62,556 31,875	65,000 60,000		— —

Mary B. Bennett Executive Vice President, Operations and Communications	2005 2004 2003	$ $ $	261,240 206,256 169,399	$ $ $	62,506 71,400 60,000	60,000 20,000 20,000		$370 — —	[3]

Joseph K. Schachle Senior Vice President, Marketing and Sales	2005 2004 2003	$ $ $	239,470 222,833 184,240	$ $ $	56,216 78,540 65,000	30,000 20,000 87,000	$ $	500 — 256,351	[4] [5]

Donald J. Kellerman, Pharm.D. Senior Vice President, Development	2005 2004 2003	$ $ $	249,837 232,108 185,281	$ $ $	39,701 72,927 74,574	28,500 19,300 19,000	$	— 593 —	[6]

[1]	Service award.

[2]	Mr. Pea joined the company in October 2004. He terminated his employment in March 2006.

[3]	Service award.

[4]	Service award.

[5]	Mr. Schachle served as our Vice President, Sales and Marketing from April 2001 to April 2002, at which time he left to pursue other opportunities. In January 2003, Mr. Schachle rejoined the company as our Vice President, Marketing and Sales and was subsequently promoted to Senior Vice President, Marketing and Sales. In January 2003, we paid the costs associated with Mr. Schachle’s relocation of $256,351.

[6]	Service award.

OPTION GRANTS IN 2005

The following stock option grants were made to the named executive officers during the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options Granted (2)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Christy L. Shaffer	90,000	7.5%	$9.42	7/12/12	$345,140	$804,322
Barry G. Pea	65,000	5.4%	$9.42	7/12/12	$249,268	$580,899
Mary B. Bennett	60,000	5.0%	$9.42	7/12/12	$230,093	$536,215
Joseph K. Schachle	30,000	2.5%	$9.42	7/12/12	$115,047	$268,107
Donald J. Kellerman	28,500	2.4%	$9.42	7/12/12	$109,294	$254,702

(1)	The potential realizable value is calculated based on the fair market value of our common stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the Securities and Exchange Commission. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

(2)	These options were granted pursuant to our 2005 Equity Compensation Plan. The exercise price of such options is equal to the fair market value of our common stock on the date of the grant. Each option shall vest over four (4) years as follows: 25% on the first anniversary of the date of grant, and thereafter in thirty-six (36) monthly installments after the first anniversary date until fully vested.

AGGREGATED STOCK OPTION EXERCISES IN 2005

AND 2005 YEAR-END STOCK OPTION VALUES

The following table provides certain information as to stock option exercises by the named executive officers during the fiscal year ended December 31, 2005, and the value of options held by them at December 31, 2005, measured in terms of the closing price of our common stock on The NASDAQ Stock Market on December 30, 2005, which was $5.08 per share.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options At December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christy L. Shaffer	120,713	$934,319	558,570	—	$834,168	$—
Barry G. Pea	—	—	125,000	—	$—	$—
Mary B. Bennett	—	—	181,232	3,768	$18,180	$4,220
Joseph K. Schachle	—	—	137,000	—	$—	$—
Donald J. Kellerman	4,000	$58,719	193,888	3,768	$164,155	$4,220

401(k) PROFIT SHARING PLAN

We have adopted a tax-qualified 401(k) Profit Sharing Plan (the “401(k) Plan”) covering all qualified employees. The effective date of the 401(k) Plan is August 1, 1995. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($14,000 in 2005). Modification of salary reductions can be made quarterly. The 401(k) Plan permits employer matching of up to 8% of a participant’s salary. If employer matching is implemented, participants will begin vesting 100% immediately in employer contributions. In 2005, we elected a safe harbor contribution at 3% of annual compensation. All of our safe harbor contributions vest 100% immediately.

EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENTS

All executive officers of the Company are parties to individual agreements with the Company regarding a Change in Control. Each agreement provides that upon the officer’s termination of employment following a change in control, unless such termination is for “cause,” because of death or disability or by the officer without “good reason,” within twenty-four (24) months following such change in control, the executive will be entitled to a lump sum payment equal to a multiple of the sum of (i) the highest annual base salary received by the officer in any of the three most recently completed fiscal years prior to the change in control and (ii) the higher of the highest annual bonus received by the officer in any of the three most recently completed fiscal years preceding the date of the officer’s termination, the three most recent completed fiscal years preceding the change in control, or the maximum of the bonus opportunity range for the officer immediately prior to the date of termination. The multiple used to determine the amount of the lump sum payment for our current executive officers is as follows: (i) three for Christy L. Shaffer, Ph.D., President & Chief Executive Officer; (ii) two and one-half for Mary B. Bennett, Executive Vice President of Operations and Communications and Thomas R. Staab, II, Chief Financial Officer and Treasurer; (iii) two for R. Kim Brazzell, Ph.D., Senior Vice President of Ophthalmic Research and Development, Donald J. Kellerman, Pharm.D,. Senior Vice President of Development, Joseph K. Schachle, Senior Vice President of Marketing and Sales, Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary, and Benjamin R. Yerxa, Ph.D., Chief, Scientific Operations and Alliances.

Such officers will also be entitled to a continuation of life, disability, accident and health insurance and other substantially similar benefits after termination of employment, as follows: three years for Dr. Shaffer, two and one-half years for Ms. Bennett and Mr. Staab, and two years for the additional executives identified above. Following a change in control, we shall provide each such executive officer with outplacement services for a period of one year commencing on the date the outplacement services are first used, provided that such first use must occur during the benefits period outlined above for such officer.

In addition, following a change in control, during any period that the officer fails to perform his or her full-time duties as a result of incapacity due to physical or mental illness, we will pay the officer’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits under the terms of any compensation or benefit plan, program or arrangement maintained by us during such period, until the officer’s employment is terminated for disability. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s full salary through the date of termination at the rate in effect immediately prior to the change in control or at the time the notice of termination is given, whichever is greater, together with all compensation and benefits to which the officer is entitled in respect of all periods preceding the date of termination under Inspire’s compensation and benefit plans, programs or arrangements. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, our retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the change in control or, if more favorable to the officer, as in effect immediately prior to the date of termination.

Upon a change in control, all unvested options held by the officer shall vest and become exercisable immediately prior to the change in control and will be exercisable for a period ending on the later of (i) the fifth anniversary of such change in control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, however, that in no event shall any option be exercisable after the expiration of the original term of the option. In addition to the vesting of options, upon a change in control, all unearned performance-based awards, if any, held by the officer, shall be deemed to have been earned to the maximum extent permitted for any performance period not then completed and all unvested stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse. The agreements also provide that the officer is entitled to receive an additional gross-up payment in an amount such that after payment by the officer of all taxes, including income and excise taxes imposed on the gross-up payment, the officer retains an amount of the gross-up payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, together with any interest or penalties.

Under the agreements, “change in control” generally is defined as the determination by the Board of Directors, made by a majority vote, that a change in control has or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the current owners maintain more than a 50% interest in the resultant entity. Regardless of the Board’s vote or whether or not the Board votes, a change in control will be deemed to have occurred if: (i) any person becomes the beneficial owner of more than 35% of the combined voting power of Inspire’s then outstanding securities; (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of our assets; or (C) a merger, consolidation or reorganization of Inspire with or involving any other company meeting certain requirements. However, in no event shall a change in control be deemed to have occurred, with respect to the officer, if the officer is part of a purchasing group which consummates the change-in-control transaction.

CONSULTING AGREEMENT

On March 7, 2006, we entered into a consulting agreement with Barry G. Pea, our former Executive Vice President, Corporate Development, General Counsel and Secretary. Under the terms of the agreement, Mr. Pea has agreed to provide consulting and advisory services to us in areas within his expertise and with regard to any matters in which he was involved while employed by Inspire. We shall compensate Mr. Pea at a rate of $450.00 per hour for services performed under the agreement, which rate is subject to increase by Mr. Pea following March 7, 2007 by providing written notice to us. We are also obligated under the agreement to reimburse Mr. Pea for his reasonable, documented out-of-pocket expenses incurred in performing services under the agreement. During the consulting term, any options to purchase shares of our common stock that were granted to Mr. Pea pursuant to our 2005 Equity Compensation Plan shall continue to vest and shall remain exercisable and shall continue in effect in all respects. The term of the agreement shall be from March 8, 2006 to March 7, 2007, and shall thereafter be automatically renewed annually until terminated by either party. Either party may terminate the agreement at any time by providing at least thirty (30) days’ prior written notice.

The amended and restated change in control agreement that we entered into with Mr. Pea continues to be in effect. Although the provisions of the agreement regarding payment of salary and bonus, and receipt of various benefits, can not presently be triggered because Mr. Pea is no longer employed by us, a change of control during the terms of the amended and restated change in control agreement and the consulting agreement, will result in the acceleration of certain options granted to Mr. Pea.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were, as of March 31, 2006, approximately 60 holders of record and over 4,000 beneficial holders of our common stock. The following table sets forth certain information that, unless otherwise noted, is as of March 31, 2006, with respect to holdings of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, based upon currently available Schedules 13D and 13G, and other reports, filed with the SEC; (ii) each of our directors, nominees and named executives; and (iii) all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
(i) Beneficial Owners:

James E. Flynn (3) Deerfield Capital, L.P. Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	5,284,875	12.5%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	3,531,930	8.4%

A. Alex Porter (5) Paul Orlin Geoffrey Hulme Jonathan W. Friedland 666 5th Avenue, 34th Floor New York, NY 10103	3,504,002	8.3%

Brookside Capital Partners Fund L.P. (6) 111 Huntington Avenue Boston, MA 02199	2,223,550	5.3%

Great Point Partners, LLC (7) 2 Pickwick Plaza Suite 450 Greenwich, CT 06830	2,119,800	5.0%

(ii) Directors, Nominees and Named Executives:

Mary B. Bennett (8)	187,896	*

Kip A. Frey (9)	70,665	*

Alan F. Holmer (10)	15,832	*

Donald J. Kellerman, Pharm.D. (11)	195,852	*

Richard S. Kent, M.D. (12)	36,332	*

Kenneth B. Lee, Jr. (13)	61,398	*

Barry G. Pea (14)	125,000	*

William R. Ringo, Jr. (15)	58,165	*

Joseph K. Schachle (16)	137,150	*

Christy L. Shaffer, Ph.D. (17)	781,582	1.8%

(iii) All directors and executive officers as a group (14 persons) (18)	2,112,812	4.8%

*	Less than one percent

(1)	Beneficial ownership includes all options which are exercisable within 60 days of March 31, 2006. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.

(2)	Applicable percentage of ownership is based on 42,216,307 shares of common stock outstanding on March 31, 2006, unless noted as otherwise.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2006, as modified by a Form 4 filed on March 30, 2006, which reported ownership as of March 28, 2006, by James E. Flynn, individually, and on behalf of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited and Deerfield Special Situations Fund International Limited. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. The reporting entities have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of the company’s common stock: (i) Deerfield Partners, L.P.: 1,850,368; (ii) Deerfield Special Situations Fund, L.P.: 350,547; (iii) Deerfield International Limited: 2,432,917; and (iv) Deerfield Special Situations Fund International Limited: 651,043. For purposes of Section 16 of the Securities Exchange Act of 1934, each Reporting Person has disclaimed beneficial ownership of any such securities, except to the extent of his/its indirect pecuniary interest therein, if any. The Company makes no representation as to the accuracy or completeness of the information reported.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by T. Rowe Price Associates, Inc, which reported ownership as of December 31, 2005. These shares are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The Company makes no representation as to the accuracy or completeness of the information reported.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006 by the group of A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Friedland, which reported ownership as of December 31, 2005. Such Schedule 13G discloses that these reporting persons have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of the Company’s common stock: (i) A. Alex Porter: 3,504,002; (ii) Paul Orlin: 3,504,002; (iii) Geoffrey Hulme: 3,504,002; and (iv) Jonathan W. Friedland: 3,504,022. These reporting persons have disclaimed beneficial ownership over these shares except to the extent of their pecuniary interest therein. The Company makes no representation as to the accuracy or completeness of the information reported.

(6)

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Brookside Capital Partners Fund, L.P., which reported ownership as of December 31, 2005. Such Schedule 13G discloses that Brookside Capital Partners Fund, L.P. has sole voting and dispositive power, and beneficially owns, 2,223,550 shares of the Company’s common stock. Brookside Capital Investors, L.P., a Delaware limited partnership,, is the sole general partner of Brookside Capital Partners Fund, L.P. Brookside Capital Management, LLC is the sole general partner of Brookside Capital Investors, L.P. Mr. Domenic J. Ferrante is the sole managing member of Brookside Capital Management, LLC. Brookside Capital Partners Fund, L.P. acts by and through its general partner, Brookside Capital Investors, L.P. Brookside Capital Investors, L.P. acts by and through its general partner, Brookside Capital Management, LLC. Mr. Domenic J. Ferrante is the managing member of Brookside Capital Management, LLC and thus is the controlling person of Brookside Capital Management, LLC. These reporting persons have disclaimed beneficial ownership over these shares except to the extent of their pecuniary interest therein. The Company makes no representation as to the accuracy or completeness of the information reported.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2006 by Great Point Partners, LLC and Dr. Jeffrey R. Jay, MD, which reported ownership as of February 9, 2006. Such Schedule 13G discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 2,119,800 shares of the Company’s common stock. Great Point Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“Great Point”) is the investment manager of Biomedical Value Fund, L.P. (“BVF”), and by virtue of such status may be deemed to be the beneficial owner of the 1,017,504 shares of common stock of the company owned by BVF (the “BVF Shares”). Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares. Great Point is the investment manager of Biomedical Offshore Value Fund, Ltd. (“BOVF”), and by virtue of such status may be deemed to be the beneficial owner of the 1,102,296 shares of common stock of the company owned by BOVF (the “BOVF Shares”). Dr. Jay, as senior managing member of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. Great Point and Dr. Jay disclaim beneficial ownership of the BVF Shares and the BOVF Shares, except to the extent of their respective pecuniary interest. The Company makes no representation as to the accuracy or completeness of the information reported.

(8)	Includes 5,000 shares of common stock held by Ms. Bennett and 182,896 shares of common stock underlying stock options granted to Ms. Bennett which will have vested within 60 days after March 31, 2006. Does not include 32,104 shares of common stock underlying stock options granted to Ms. Bennett which will not have vested within 60 days after March 31, 2006.

(9)	Includes 70,665 shares of common stock underlying stock options granted to Mr. Frey which will have vested within 60 days after March 31, 2006. Does not include 11,335 shares of common stock underlying stock options granted to Mr. Frey which will not have vested within 60 days after March 31, 2006.

(10)	Includes 3,000 shares of common stock held by Mr. Holmer and 12,832 shares of common stock underlying stock options granted to Mr. Holmer which will have vested within 60 days after March 31, 2006. Does not include 1,168 shares of common stock underlying stock options granted to Mr. Holmer which will not have vested within 60 days after March 31, 2006.

(11)	Includes 300 shares of common stock held by Dr. Kellerman’s spouse, of which he disclaims beneficial ownership, and 195,552 shares of common stock underlying stock options granted to Dr. Kellerman which will have vested within 60 days after March 31, 2006. Does not include 14,604 shares of common stock underlying stock options granted to Dr. Kellerman which will not have vested within 60 days after March 31, 2006.

(12)	Includes 36,332 shares of common stock underlying stock options granted to Dr. Kent which will have vested within 60 days after March 31, 2006. Does not include 1,168 shares of common stock underlying stock options granted to Dr. Kent which will not have vested within 60 days after March 31, 2006.

(13)	Includes 400 shares of common stock and 60,998 shares of common stock underlying stock options granted to Mr. Lee which will have vested within 60 days after March 31, 2006. Does not include 11,669 shares of common stock underlying stock options granted to Mr. Lee which will not have vested within 60 days after March 31, 2006.

(14)

Includes 125,000 shares of common stock underlying stock options granted to Mr. Pea which will have vested within 60 days after March 31, 2006. Does not include 30,000 shares of common stock underlying stock options granted to Mr.

Pea which will not have vested within 60 days after March 31, 2006. Mr. Pea joined the company in October 2004. He terminated his employment in March 2006. Pursuant to the terms of our consulting agreement with Mr. Pea, during the consulting term, any options to purchase shares of our common stock that were granted to Mr. Pea pursuant to our 2005 Equity Compensation Plan shall continue to vest and shall remain exercisable and shall continue in effect in all respects. The term of the agreement shall be from March 8, 2006 to March 7, 2007, and shall thereafter be automatically renewed annually until terminated by either party. Either party may terminate the agreement at any time by providing at least thirty (30) days’ prior written notice.

(15)	Includes 58,165 shares of common stock underlying stock options granted to Mr. Ringo which will have vested within 60 days after March 31, 2006. Does not include 1,168 shares of common stock underlying stock options granted to Mr. Ringo which will not have vested within 60 days after March 31, 2006.

(16)	Includes 150 shares of common stock and 137,000 shares of common stock underlying stock options granted to Mr. Schachle which will have vested within 60 days after March 31, 2006. Does not include 30,000 shares of common stock underlying stock options granted to Mr. Schachle which will not have vested within 60 days after March 31, 2006.

(17)	Includes 222,212 shares of common stock, 800 shares of common stock held by Dr. Shaffer’s children and 558,570 shares of common stock underlying stock options granted to Dr. Shaffer which will have vested within 60 days after March 31, 2006. Does not include 45,000 shares of common stock underlying stock options granted to Dr. Shaffer which will not have vested within 60 days after March 31, 2006.

(18)	Includes an aggregate of 1,852,825 shares of common stock underlying stock options granted to all of the directors and executive officers as a group which will have vested within 60 days after March 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, directors, executive officers and any person holding more than 10% of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms furnished to us during, or with respect to, the fiscal year ended December 31, 2005, all required reports have been timely filed.

LITIGATION

On February 15, 2005, the first of five identical purported shareholder class action complaints was filed in the United States District Court for the Middle District of North Carolina against us and certain of our senior officers. Each complaint alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “‘34 Act”), and Securities and Exchange Commission Rule 10b-5, and focused on statements that are claimed to be false and misleading regarding a Phase 3 clinical trial of our dry eye product candidate, diquafosol. Each complaint sought unspecified damages on behalf of a purported class of purchasers of our securities during the period from June 2, 2004 through February 8, 2005.

On March 27, 2006, following consolidation of the lawsuits into a single civil action and appointment of lead plaintiffs, the plaintiffs filed a Consolidated Class Action Complaint (the “CAC”). The CAC asserts claims against us and certain of our present or former senior officers or directors. The CAC asserts claims under sections 10(b) and 20(a) of the ‘34 Act and Rule 10b-5 based on statements alleged to be false and misleading regarding a Phase 3 clinical trial of diquafosol, and also adds claims under sections 11, 12(a)(2) and 15 of the Securities Act of 1933. The CAC also asserts claims against certain parties that served as underwriters in our securities offerings during the period relevant to the CAC. The CAC seeks unspecified damages on behalf of a purported class of purchasers of our securities during the period from May 10, 2004 through February 8, 2005.

We intend to defend the litigation vigorously. As with any legal proceeding, we cannot predict with certainty the eventual outcome of these pending lawsuits, nor can a reasonable estimate of the amounts of loss, if any, be made.

On August 30, 2005, the Securities and Exchange Commission notified us that it is conducting a formal, nonpublic investigation, which we believe relates to trading in our securities surrounding the February 9, 2005 announcement of the results of a Phase 3 clinical trial of our dry eye product candidate, diquafosol, as well as our disclosures regarding this Phase 3 clinical trial. We are continuing to cooperate with the Securities and Exchange Commission’s ongoing investigation. We cannot predict with certainty the eventual outcome of this investigation, nor can a reasonable estimate of the costs that might result from the SEC’s investigation be made.

CODE OF BUSINESS ETHICS

We have adopted a Code of Business Ethics that applies to all of our officers, directors and employees. The Code of Business Ethics is available on our website at www.inspirepharm.com. If we make any substantive amendments to the Code of Business Ethics or grant any waiver from a provision of the Code of Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

We will bear the cost of preparing and mailing the enclosed material. We may use the services of our officers and employees (who will receive no additional compensation) to solicit proxies. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse banks and brokers for their out-of-pocket expenses. We have retained our transfer agent, Computershare Trust Company, Inc., to aid in the solicitation, at an estimated cost of approximately $3,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Upon request, we will furnish, without charge, by first class mail, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements and schedules thereto, to each of our stockholders of record on April 17, 2006 and to each beneficial stockholder on that date. Such requests are to be made to Jenny Kobin, Senior Director of Investor Relations, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 or by telephone at (919) 941-9777. We will mail such materials within one business day of our receipt of the request. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors,

Joseph M. Spagnardi
Senior Vice President, General Counsel and Secretary

Durham, North Carolina

April 26, 2006

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INSPIRE PHARMACEUTICALS, INC.

Joseph M. Spagnardi, duly elected Senior Vice President, General Counsel and Secretary of Inspire Pharmaceuticals, Inc. (the “Corporation”), hereby certifies that:

1. The original name of the Corporation is “Innovative Pharmaceuticals, Inc.,” and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 28, 1993.

2. The Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, is hereby amended and restated to read in its entirety as follows:

“FIRST. The name of the Corporation is Inspire Pharmaceuticals, Inc.

SECOND. The address of the registered office of the Corporation in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

The name of the Corporation’s registered agent at said address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as may be in effect from time to time, the “Delaware Corporation Law”).

FOURTH.

Section 1. CAPITAL STOCK

Section 1.1. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue will be One Hundred Two Million (102,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and Two Million (2,000,000) shares of preferred stock, par value $0.001 per share.

Section 2. COMMON STOCK

Section 2.1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

Section 2.2. Liquidation Rights. Subject to the prior and superior right of the Corporation’s preferred stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed to holders of Common Stock.

Section 2.3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. PREFERRED STOCK

Section 3.1. Designation of Preferred Stock Generally. The preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”), to fix, or alter the existing dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and/or liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing; and to increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of preferred stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3.2. Series H Preferred Stock. The designation and number of shares of the Series H Preferred Stock (as defined below) and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

(a) Designation and Number of Shares. The shares of such series shall be designated as “Series H Preferred Stock” (the “Series H Preferred Stock”), par value $.001 per share. The number of shares initially constituting the Series H Preferred Stock shall be 60,000; provided, however, that, if more than a total of 60,000 shares of Series H Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 21, 2002, between the Corporation and Computershare Trust Company, as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 151 (g) of the Delaware Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series H Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

(b) Dividends or Distributions.

(i) Subject to the prior and superior rights of the holders of shares of any other series of preferred stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series H Preferred Stock with respect to dividends, the holders of shares of the Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefore, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series H Preferred Stock, in the amount of $.001 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series H Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series H Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding, whole share of Series H Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be one thousand (1,000); provided, however, that, if at any time after November 4, 2002, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock, into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after November 4, 2002, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(ii) The Corporation shall declare a dividend or distribution on the Series H Preferred Stock as provided in Section 3.2(b)(i) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.001 per share on the Series H Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for a corresponding dividend or distribution on the Common Stock.

(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series H Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series H Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series H Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(iv) So long as any shares of the Series H Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 3.2 to be declared on the Series H Preferred Stock shall have been declared.

(v) The holders of the shares of Series H Preferred Stock shall not be entitled to receive any dividends or other distribution except as provided herein.

(c) Voting Rights. The holders of shares of Series H Preferred Stock shall have the following voting rights:

(i) Each holder of Series H Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series H Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming, any holding period or other requirement to vote a greater number of shares is satisfied).

(ii) Except as otherwise provided herein or by applicable law, the holders of shares of Series H Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(iii) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series H Preferred

Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series H Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series H Preferred Stock being entitled to cast a number of votes per share of Series H Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series H Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series H Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3.2(c)(iii) shall be in addition to any other voting rights granted to the holders of the Series H Preferred Stock in this Section 3.2.

(iv) Except as provided herein, in Section 3.2(k) or by applicable law, holders of Series H Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

(d) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the Series H Preferred Stock as provided in Section 3.2(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series H Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking, junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock;

(2) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except dividends paid ratably on the Series H Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series H Preferred Stock; or

(4) purchase or otherwise acquire for consideration any shares of Series H Preferred Stock, or any shares of stock ranking on a parity with the Series H Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph

(i) of this Section 3.2(d), purchase or otherwise acquire such shares at such time and in such manner.

(e) Liquidation Right. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock unless, prior thereto, the holders of shares of Series H Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.001 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except distributions made ratably on the Series H Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, “business combination” or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series H Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 3.2(f) and Section 3.2(b) appear to apply to a transaction, this Section 3.2(f) will control.

(g) No Redemption; No Sinking Fund.

(i) The shares of Series H Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series H Preferred Stock except as set forth in the Certificate of Incorporation of the Corporation; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series H Preferred Stock in the open market or by offer to any holder or holders of shares of Series H Preferred Stock.

(ii) The shares of Series H Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

(h) Ranking. The Series H Preferred Stock shall rank junior to all other series of preferred stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

(i) Fractional Shares. The Series H Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1,000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series H Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series H Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series H Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series H Preferred Stock.

(j) Reacquired Shares. Any shares of Series H Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article Fourth of the Certificate of Incorporation.

(k) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series H Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series H Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series H Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series H Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series H Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

FIFTH.

Section 1. ELECTION OF DIRECTORS

Section 1.1 Authority; Number. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined in the manner provided in the By-Laws.

Section 1.2 Written Ballot. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

Section 1.3 Classes. The Board of Directors shall be divided into three classes, which are hereby designated as Class A, Class B and Class C, respectively, as nearly equal in number as the then total number of directors constituting the whole Board permits. At the next annual meeting of the stockholders following the creation of classes of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

SIXTH. The Corporation is to have perpetual existence.

SEVENTH. Election of directors need not be by written ballot unless the By-Laws shall so provide.

EIGHTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws.

NINTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the Delaware Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

TENTH. The Corporation shall, to the fullest extent permitted by the Delaware Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment or repeal of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

ELEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganizations shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the Delaware Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President, General Counsel and Secretary this          day of             , 2006.

INSPIRE PHARMACEUTICALS, INC.

By:
Joseph M. Spagnardi
Senior Vice President,
General Counsel and Secretary

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Inspire Pharmaceuticals, Inc.

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Inspire Pharmaceuticals, Inc. Annual Meeting Proxy Card

Revocable Proxy for 2006 Annual Meeting

This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Christy L. Shaffer, Ph.D. and Joseph M. Spagnardi or either of them, each with power of substitution, his or her full and lawful agents and proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Stockholders (including all adjournments thereof) of Inspire Pharmaceuticals, Inc. to be held at 9:00 a.m., local time, on Tuesday, June 13, 2006, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547.

STOCKHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

A Proposals

. Election of Directors

For Withhold

01—Alan F. Holmer

02—William R. Ringo, Jr.

2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. Approval of a proposal to amend and restate our Restated Certificate of Incorporation to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 60,000,000 to 100,000,000.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For Against Abstain

The Board of Directors recommends a vote FOR each of the proposals listed above and more fully described in the Notice of Annual Meeting of Stockholders and proxy statement for the meeting (receipt of which is hereby acknowledged). Unless otherwise specified, the vote represented by this proxy will be cast FOR proposals 1, 2 and 3.

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN HERE exactly as your name appears on this proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

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